Exhibit 99.1
MICHAEL CASEY JOINS LULULEMON ATHLETICA BOARD OF DIRECTORS
Vancouver, Canada — October 17, 2007 — lululemon athletica inc. [NASDAQ: LULU; TSX: LLL] today announced that Michael Casey has been appointed to its board of directors and will serve on the company’s audit committee. The company increased the size of the board of directors from eight to nine members and appointed Mr. Casey to fill the newly-created vacancy.
Mr. Casey previously served as senior vice president and chief financial officer of Starbucks from 1995 to September 30, 2007, and he continues to serve as senior advisor to Starbucks. Prior to joining Starbucks, Mr. Casey was executive vice president and chief financial officer for Family Restaurants, Inc., and president and chief executive officer of El Torito Restaurants, Inc.
“Michael’s extensive experience and insight in high growth retail companies, particularly in the areas of audit, culture and governance, make him a valuable addition to our board of directors,” said Chip Wilson, chairman and chief product designer at lululemon.
Mr. Casey is also a member of the board of directors of The Nasdaq Stock Market, Inc. Mr. Casey graduated from Harvard College with a Bachelor’s degree in Economics and later returned to graduate school, where he earned his MBA degree from Harvard Business School.
About lululemon athletica inc.
lululemon athletica (NASDAQ:LULU; TSX:LLL) is a yoga-inspired athletic apparel company that creates components for people to live longer, healthier and more fun lives. By producing products that keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the possibility that we may not be able to manage operations at our current size or manage growth effectively; the possibility that we may not be able to locate suitable locations to open new stores or attract customers to our stores; the possibility that we may not be able to successfully expand in the United States and other new markets; the possibility that we may not be able to finance our growth and maintain sufficient levels of cash flow; increased competition causing us to reduce the prices of our products or to increase significantly our marketing efforts in order to avoid losing market share; the possibility that we may not be able to effectively market and maintain a positive brand image; the possibility that we may not be able to maintain recent levels of comparable store sales or average sales per square foot; the possibility that we may not be able to continually innovate and provide our consumers with improved products; and the possibility that our suppliers or manufacturers may not produce or deliver our products in a timely or cost-effective manner; and other risk factors detailed in our filings with the Securities and Exchange Commission (“the SEC”), including Risk Factors contained in our final prospectus relating to our initial public offering filed included in our Registration Statement on Form S-1 (file no. 333-142477) filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Company Contact:
John Currie
Chief Financial Officer
lululemon athletica inc.
604-732-6124